                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


         FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this
"Amendment"), dated as of October 16, 2000, by and among Inverness Medical Technology, Inc., a Delaware corporation ("PARENT"), Terrier Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGERCO"), and Integ Incorporated, a Minnesota corporation (the "COMPANY"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Merger Agreement.

         WHEREAS, Parent, MergerCo and the Company have previously entered into that certain Agreement and Plan of Merger, dated as of October 3, 2000 (the "Merger Agreement"); and

         WHEREAS, the parties desire to amend certain provisions of the Merger Agreement as fully set forth herein.

         NOW THEREFORE, in consideration of the representations, warranties and covenants contained in this Amendment and the Merger Agreement, the parties agree as follows:

         1. AMENDMENT OF SECTION 3.1(c). Section 3.1(c) of the Merger Agreement is hereby amended and restated by deleting it in its entirety and substituting the following:

                  "(c) The "CONVERSION RATIO" shall be the result obtained by dividing the Equivalent Parent Common Stock Amount by the number of shares of outstanding Company Common Stock immediately prior to the Effective Time plus the number of shares of Company Common Stock issuable upon the exercise of outstanding Company Options and Company Warrants (as defined herein). The "EQUIVALENT PARENT COMMON STOCK AMOUNT" shall be equal to: (i) (A) the product of the Average Closing Price multiplied by 1,900,000, PLUS (B) the aggregate exercise price of all Company Options and Company Warrants outstanding immediately prior to the Effective Time; divided by (ii) the Average Closing Price of one share of Parent Common Stock. For purposes hereof; the "AVERAGE CLOSING PRICE" will mean the average of the closing sale prices of a share of Parent Common Stock on the American Stock Exchange ("AMEX") for the five (5) trading days immediately preceding the Effective Time."

         2. Terms and Conditions. Except as specifically modified herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, Parent, MergerCo and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                          INVERNESS MEDICAL
                                          TECHNOLOGY, INC.


                                          By:      /s/ Ron Zwanziger
                                             ----------------------------------
                                              Name:   Ron Zwanziger
                                              Title:  Chief Executive Officer


                                          TERRIER ACQUISITION CORP.


                                          By:      /s/ Ron Zwanziger
                                             ----------------------------------
                                              Name:   Ron Zwanziger
                                              Title:  President


                                          INTEG INCORPORATED


                                          By:      /s/ Susan L. Critzer
                                             ----------------------------------
                                              Name:   Susan L. Critzer
                                              Title:  Chief Executive Officer